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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): APRIL 1, 2004

                              ECHEX WORLDWIDE CORP.
             (Exact name of registrant as specified in its charter)

                                     0-27989
                            (Commission File Number)

NEVADA                                      88-0286466
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation)


                    7609 Ralston Road, Arvada, Colorado 80002
             (Address of principal executive offices, with zip code)

                                 (303) 422-8127
              (Registrant's telephone number, including area code)

                        WORLDWIDE WIRELESS NETWORKS, INC.
             770 THE CITY DRIVE SOUTH, SUITE 3700, ORANGE, CA 92868
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

AGREEMENT AND PLAN OF REORGANIZATION

     On April 1, 2004, eChex Worldwide Corp. ("ECWC"), a Nevada Corporation, BBMF Group Inc ("BBMF"), a British Virgin Islands Corporation, BBMF Inc., a British Virgin Islands Corporation, the subscribing shareholder of BBMF (the "BBMF Shareholder") and the persons whose names are set out in Schedule 1 of the Agreement who have a right to subscribe for, but have not been issued, the number of common stock of ECWC set out opposite each name (collectively the "ECWC Subscribers") entered into the Agreement and Plan of Reorganization (the "Agreement").

     Pursuant to the Agreement, 100% of the 100 ordinary shares issued and outstanding of BBMF has been exchanged with ECWC for 20,000,000 shares of the common stock of ECWC. The 20,000,000 shares of ECWC common stock, on April 1, 2004 (the "Closing Date"), have been delivered to the BBMF Shareholder in exchange for its 100 BBMF ordinary shares as set forth under the Agreement.

     A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.


CONSIDERATION

     In addition to the exchange of 100 ordinary shares of BBMF for 20,000,000 shares of common stock of ECWC described above, BBMF has paid the sum of US$625,000 to Michael F. Manion, the sole director and President, CEO and CFO of ECWC and to the ECWC Subscribers whose names are set out in Schedule 1 of the Agreement.


CONTROL OF ECWC

     The aggregate number of shares which ECWC is authorized to issue is 100,000,000 of which 75,000,000 shares are common stock and 25,000,000 shares are preferred stock. Prior to the Closing Date, 268,668 shares of ECWC common stock are issued and outstanding and 1,000,000 shares of common stock were subscribed for but remain unissued and will be cancelled pursuant to the terms of the Agreement. ECWC has, on the Closing Date, no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, other than as set forth herein. No preferred stock of ECWC is outstanding.

     ECWC has issued 20,000,000 shares of common stock to the BBMF Shareholder,

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which as at the Closing Date equals approximately 98.67% of the issued and outstanding shares of ECWC on a fully diluted basis after taking into account such issuance.


NEW DIRECTORS

     The sole director and President of ECWC, Michael F. Manion, will remain in office until after ECWC's Form 10 QSB has been filed. However, Mr. Manion will not hold any power on the Board except to file the Form 10 QSB ending March 31, 2004. Upon the due filing of ECWC's Form 10 QSB, Mr. Manion will resign and release all claims for salaries, benefits or otherwise, against ECWC pursuant to
Schedule 2 of the Agreement. Before his resignation, he has caused such persons nominated by BBMF to become new directors of ECWC.

     As of the Closing Date, Mr. Antony Ren Haw Ip and Mr. Yih Hann Lian will be appointed to the Board of Directors of ECWC.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The BBMF Shareholder has exchanged all of its 100 shares of BBMF ordinary shares (constituting 100% of the issued and outstanding ordinary shares of BBMF) for 20,000,000 shares of ECWC common stock. BBMF has also paid US$625,000 to Michael F Manion, director and President of ECWC and to the ECWC Subscribers in consideration for their release of their subscription rights to ECWC.


                           (A) DESCRIPTION OF BUSINESS


DESCRIPTION OF THE BUSINESS OF ECWC

     Worldwide Wireless Networks Inc. ("WWWN") was incorporated in the State of Nevada on June 10, 1992 as Second Investors Group, Inc. On June 19, 1998, Second Investors Group, Inc. changed its corporate name to Progressive Environmental Recovery Corporation. On March 5, 1999, Progressive Environmental Recovery Corporation changed its corporate name to WWWN. WWWN was originally organized as a "blank check" company and its purpose was to seek out investment opportunities in emerging technology companies.

     WWWN was a networking solutions company which specializes in providing its customers with high-speed Internet access using our own wireless network. Other products WWWN provided include direct service links, which are connections of a customer's computer network to the Internet via our wireless network, and frame relay connections,

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which are wired connections between a customer's computer and a router which sends the data to the desired end connection. WWWN also provided web hosting and network consulting. WWWN served all sizes of commercial businesses, including the home office market.

     On September 11, 2002, WWWN filed a bankruptcy petition and sale of operating assets under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California. WWWN sold substantially all of its operating assets to Nextweb, Inc. on October 18, 2002. On December 18, 2003, WWWN received confirmation by the U.S. Bankruptcy Court for the Reorganization Plan. On December 22, 2003, the Reorganization Plan of Worldwide Wireless Networks Inc., filed with the Federal Bankruptcy Court Central District of California Santa Ana case number (SA-01-10720-JB) (the "Reorganization Plan") was confirmed and signed by the court. Pursuant to the Reorganization Plan, eChex International, Inc., a Nevada corporation, acquired WWWN, and changed its name to eChex Worldwide Corp. on December 31, 2003.

     ECWC has not had any operations since emerging from bankruptcy. Its business plan was abandoned after the Reorganization Plan was confirmed by the court in December 2003. Prior to the signing of the Agreement, ECWC was seeking opportunities to increase its shareholder's value.


DESCRIPTION OF THE BUSINESS OF BBMF

     BBMF is a developer and distributor of mobile games and other mobile applications to Asia and the rest of the world. It focuses on JAVA mobile games, and provides games in JAVA, BREW, WAP and SMS. Additionally, BBMF develops and distributes mobile Karaoke, ringtones and truetones.

     BBMF is targeting the new JAVA mobile data services market, and specifically mobile gaming, as the China market begins its transition from pure SMS data to JAVA based handsets with the rollout of JAVA services in both China Mobile and China Unicom launched during the summer of 2003. The mobile data services market has to date generated high margin, profitable, recurring revenues, and the primary reason for the turn to profitability for China's portals as well as other independent players. BBMF aims to capture first mover advantage and brand market share for the JAVA mobile games market by launching in partnership with proven JAVA game developers from overseas, in particular Japan and Korea.


PRODUCTS OF BBMF

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     BBMF's library of mobile games cover JAVA download games, JAVA networking games, BREW games (Qualcomm format used by China Unicom), WAP and SMS such as the following:

     -    Download JAVA Games

          These games are JAVA games (puzzle, arcade, RPG, simulation etc.) that can be played by "downloading" the game from the mobile carrier's system (Monternet in the case of China for China Mobile) to the mobile phone handset and stored locally in the mobile phone. These games are typically around 128 KB in size. Players pick the games from the menu system, pay a one time fee. (e.g. RMB 4), and are then able to play these games without further fee. These are single player only games.

     -    Networking JAVA Games

          These games are very similar to JAVA games in terms of look and feel (and general technology used to build the game parts). However, they differ in that they allow one mobile game player to play another mobile game player (a multiplayer, i.e. networking games). To play the games, users need to be connected to the game server. A monthly subscription fee will enable the player to play the game for the month.

     -    PC Version of Java Game (networking or download)

          Certain games come with PC versions of the game that can be played. PC Players of the game can play the game at the same time with mobile handset players via a game server.

     -    SMS Games

          These are SMS based games. BBMF has SMS only games, games that utilize both SMS and WAP, and has built SMS-JAVA based games. BBMF continues to look to develop games that leverage all platforms.

     -    WAP Games

          These are WAP based games that promote massive multiplayer games.

     -    Karaoke

          BBMF is developing mobile Karaoke for distribution through Asia including Korea, Japan, and Greater China. Mobile karaoke is similar to normal karaoke except the song/video is downloaded and played on the mobile phone.

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DISTRIBUTION AND PARTNERSHIPS

     BBMF's relationship with the signed Japanese and Korean partners is long-term, with exclusive licensing rights to distribute their current and future games to be developed by the Korean mobile game companies in Greater China. BBMF has also entered into select co-development arrangements with the partners for the development of new companies specifically for the Greater China market leveraging off the Japanese and Korean partner's expertise in game planning, graphics, programming, specific technical skills (networking games), and overall successful product management in the life cycle of building the game. The co-development will be for both the future versions of successful games launched in Greater China as well as completely new games. By combining the development knowledge with local knowledge from BBMF of what will work in Greater China and specifics on new games, the co-development process will be able to produce new Greater China specific games with the same standard of quality and detail of current Japanese and Korean mobile games.

     BBMF has signed a landmark four year mutually exclusive distribution partnership with Tencent to distribute its Japanese and Korean mobile games to China Mobile and China Unicom through Tencent. BBMF will be the sole provider of Korean and Japanese titles during the four year period to Tencent for any games from the territories of Japan and Korea. Tencent is the #1 Service Provider on China Mobile's Monternet (as ranked by revenue) and has over 246 million instant messaging subscribers. Tencent distributes in all 31 regions and earns more wireless data revenue from China Mobile and China Unicom than any other player in China including, Tom.com, China.com, Sina, Sohu and Netease. BBMF will provide Tencent both its download games and will operate and run its Java networking games.

     BBMF also has agreements with Linktone and Newpalm that were signed prior to the Tencent deal, providing them with 3 Java download games each.


COMPETITION

     BBMF also intends to capture the Korean and Japanese markets, by providing mobile games and other applications developed by BBMF's in-house operations, in cooperation with its partners in Korea and Japan. BBMF already has co-development and export distribution partnerships with partners in Korea and Japan and is exploring acquiring distribution channels in these companies to accelerate this opportunity.

     BBMF has one of the largest portfolio of JAVA mobile games licensed for the Greater China market. The games in China today are predominantly SMS based and WAP

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based although there are companies that have released on a trial basis some JAVA mobile games into the market today.

     BBMF believes JAVA mobile games may have certain advantages both in quality and quantity due to the following reasons.

     - Japanese and Korean partner's average two years experience in developing and deploying JAVA mobile games.
     -    Gameplay and Fun already are available in Japan and Korea.
     -    Will have a large number of developers building games for BBMF
     -    Fast time to market with high quality of games.
     -    Co-development of games specifically for the China market.
     - Involved in the networking/multi scenario single player/mobile-PC versions of games and technology.
     - A large JAVA mobile development team in the industry, BBMF expects to have a significant number of employees by year end.
     -    Relatively low cost mobile development team in the world

     BBMF intends to be an active provider of mobile games to Greater China and the world through its partnerships and acquisitions of distribution channels in Greater China, Korea, Japan and other countries.


EMPLOYEES AND OPERATIONS TEAM

     As of December 31, 2003, BBMF has only employed consultants to develop and establish BBMF's business in Greater China.

     BBMF's full time operational team focuses on J2ME, BREW, Symbian and Morphan development. BBMF anticipates having significantly more employees by the end of 2004.

     BBMF expects to organize its units into teams of 10 people who focus on a particular area: e.g. conversion team (converting Korean and Japanese games from Korea into Chinese). Development Team 1 (building newly invented games), Development Team 2, SMS/WAP Team, etc. In addition, sub teams support these main teams such as the translation team, QA team, administrative team, human resources team etc.


STRATEGIC ACQUISITIONS

     BBMF plans to implement an "Operational Driven Acquisitions" ("ODA") strategy

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whereby BBMF acquires distribution channels in Korea, Japan and Greater China, and then uses its relative low cost production facility to produce and distribute games through these channels.


     After the transactions contemplated under the Agreement have been completed, ECWC will be used for further fund raising and the acquisition of distribution targets in Greater China, Korea and Japan. BBMF intends to build ECWC through acquisition of the distribution targets, and increase in profits by producing games using the Greater China operations to be distributed through these channels, increasing revenues, at a low cost base.


(B)  DESCRIPTION OF PROPERTY

     BBMF does not own or lease any real property.


(C)  MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

RISK FACTORS ASSOCIATED WITH BBMF AND ITS BUSINESS

     The following risks relate specifically to BBMF's business and should be considered carefully. BBMF's business, financial condition and results of operations could be materially and adversely affected by any of the following risks:


                         RISKS RELATING TO THE INDUSTRY


Product substitution

     The mobile handheld games industry is subject to rapid and significant changes in technology. New technological developments which may have an impact on database architecture, Internet enabling technologies and other aspects of BBMF's operations are expected to continue at a rapid pace. It is difficult to predict the effect of the emerging and future technological changes and inventions on the viability or competitiveness of BBMF's products and services. It is essential for BBMF to respond to these changes by enhancing its

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existing products and developing new products in a timely manner to meet or place itself ahead of the technological advances in the market. In addition, new alliances may have to be formed with new technological partners to enable BBMF to adopt and modify development methods, processes and programs in response to new technologies and industry standards. There can be no assurance that BBMF may be able to respond effectively and the failure of BBMF to respond rapidly to the ever-changing technologies and new industry standards could have a material and adverse impact on BBMF's operations.


Intensive Competition

     In respect of its mobile handheld games, BBMF faces intensive competition from both local and overseas competitors which develop and distribute other software similar to those being offered by them. With the intended geographical expansion of BBMF's business into the U.S., Korea and Japan in the future, BBMF will also have to compete with other game developers and distributors in such countries and regions. The competition could affect the current and future market share of BBMF, which might lead to price reductions of BBMF's software games and increase in expenditure in marketing and product development.

     In addition, the mobile handheld games industry is characterized by rapid technological changes. If any of the competitors of BBMF adapts to the technological advances faster, develops new products and services in a more cost effective manner and/or takes a more aggressive pricing strategy than BBMF does, BBMF's profitability may be adversely affected. There can be no assurance that BBMF may be able to beat is competition in technological advancement, pricing, services and product launch.


Rapid changes in technology and market demand

     The mobile handheld game industry is characterized by evolving industry standards, rapid change in consumer preferences, frequent introduction of new products and services and continuous enhancement of existing products and services. The future success of BBMF will depend, to a certain extent, on its ability to keep pace with the technological advances in a timely and cost effective manner, enhancing its existing products and services and developing new products and services that cater for the changing customers' requirements from time to time. There can be no assurance that BBMF will be able to keep up with technological advances in a timely and cost effective manner and with the changing preferences of the consumers.

     BBMF's success will depend in part on its ability to acquire and/or develop product enhancements and new products that keep pace with continuing changes in technology and evolving customer preferences. There can be no assurance that BBMF will be successful in

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acquiring and/or developing product enhancements or new products to adequately address changing technologies, that it can introduce such products or enhancements on a timely basis or that any such products or enhancements will be successful in the marketplace. BBMF's failure to acquire and/or develop technological improvements or to adapt its products to technological change may have a material adverse effect on BBMF's business, financial condition and results of operations.

     The development of new products and services and the enhancement of the existing products by BBMF will entail substantial investments in research and development. Nevertheless, there is no assurance that such research and development efforts will result in the successful introduction of new products or services or the enhancement of existing products to the market. If BBMF's products or services fail to meet the requirements of the market and thereby fail to gain market acceptance, BBMF's future growth and prospects may be adversely affected.


Risk Of Mobile Handheld Games Defects

     Software products as complex as those offered by BBMF, such as mobile handheld games, frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite product testing, new products may contain defects or software errors and, as a result, BBMF may experience delayed or lost revenues during the period required to correct any defects or errors. There is no assurance that BBMF can avoid defects or errors. Any such defects or errors could result in adverse customer reactions, negative publicity regarding BBMF and its products, harm to BBMF's reputation or loss of or delay in market acceptance, or could require expensive product changes, any of which could have a material adverse effect upon BBMF's business, financial condition and results of operations.


                        RISKS RELATING TO GROWTH OF BBMF


Reliance On Acquisitions

     BBMF believes that its future growth will depend, in part, on its ability to successfully identify, acquire and then develop promising technologies and products. In addition, BBMF intends to build its product development staff in part through acquisitions. The integration of any future acquisitions into BBMF's existing business could result in certain unanticipated difficulties that could require a disproportionate amount of management's attention and BBMF's resources. Furthermore, there can be no assurance that the anticipated benefits of acquiring any future acquisition will be realized. BBMF has limited experience in completing acquisitions and integrating acquired technologies or

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products into its operations. BBMF may compete for future acquisition opportunities with other companies that have significantly greater financial and management resources.

     While BBMF is continually searching for acquisition opportunities, BBMF is not currently a party to any agreements, understandings or negotiations with respect to any material acquisition, and there can be no assurance that BBMF will be successful in identifying, acquiring and developing products and technology. Acquisitions could also have adverse short-term effects on BBMF's operating results, and could result in dilutive issuances of equity securities and the incurrence of debt and contingent liabilities. In addition, many business acquisitions must be accounted for as purchases and, because most software-related acquisitions involve the purchase of significant intangible assets, these acquisitions typically result in substantial amortization charges and may also involve charges for acquired research and development projects, which could have a material adverse effect on BBMF's operating results.


Dependence on Customer Base

     Most of BBMF's sales are made to its existing customers. Customers typically pay a one-time licensing fee for use of BBMF's mobile handheld games and may pay a monthly charge for maintenance services which include software updates and technical support. There can be no assurance that customers will continue to purchase BBMF's products and services, that BBMF's historic maintenance renewal rates will continue, or that BBMF will be able to maintain its current pricing levels for products and maintenance services. Customers' decisions not to renew their maintenance agreements or to renew them on different terms could have a material adverse effect on BBMF's business, financial condition and results of operations.


Dependence on Key Personnel; Need to Hire Additional Personnel

     BBMF has rapidly and significantly expanded its operations, and anticipate this trend will continue. The expansion of its staff and operations will place a significant strain on our managerial, operational and financial resources. A number of our senior management, including our CFO and Director of Corporate Finance and Development, have joined BBMF within the last 12 months, and have not yet fully integrated into BBMF's operations. To manage the expected growth of our operations and personnel, BBMF will need to improve existing and implement new transaction processing, operational and financial systems, procedures and controls. There is no assurance that BBMF can achieve these timely.

     BBMF's future performance depends to a significant degree upon the continued service of the key members of its management, as well as marketing, sales, consulting and

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product development personnel, and its ability to attract, integrate and retain new management and other personnel. There is no assurance that the key members of its management will stay with BBMF in the future. The loss of any one or more of BBMF's key personnel or senior management could have a material adverse effect on BBMF's business, financial condition and results of operations. BBMF employees are employed at-will and BBMF has no fixed-term employment agreements with any of its employees.

     While historically BBMF primarily has relied on its Korean and Japanese strategic partners for product development, BBMF believes its future success will also depend in part upon its ability to develop its own technologies and products and, consequently, upon its ability to attract and retain highly skilled technical and product development personnel. Competition for such personnel is intense, and there can be no assurance that BBMF will be able to retain its key employees or that it will be successful in attracting, integrating and retaining new personnel in the future. Failure to attract, integrate and retain such personnel could have a material adverse effect on BBMF's business, financial condition and results of operations.


Reliance on Mobile Handheld Game's Success

     In order to maintain BBMF's long-term profitability and financial and operational success, BBMF must continually license or develop new mobile handheld games that are attractive to the end-users to replace our existing games as they reach the end of their useful economic life, which we believe is typically two to five years depending on their popularity. BBMF's ability to license successful and popular games will depend on their availability at an acceptable cost, BBMF's ability to compete effectively to attract the licensors of these games, and BBMF's ability to obtain government approvals required for licensing and operation of these games where applicable. Moreover, the success of BBMF's internally developed games will largely depend on its ability to anticipate and effectively respond to changing consumer tastes and preferences. In addition, developing games internally requires substantial initial investment prior to the commercial launch of the games as well as a significant commitment of future resources. There is no assurance that the mobile handheld games BBMF develops or licenses will be attractive to the end-users, will be viewed by the regulatory authorities as complying with content restrictions, will be launched as scheduled or will be able to compete with games operated by its competitors. If BBMF is not able to consistently license or develop online games with continuing appeal to end-users, BBMF's future profitability and growth prospects will decline.


            RISKS RELATING TO INTELLECTUAL PROPERTY RIGHTS PROTECTION


Limited Protection in the PRC

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     BBMF's success depends on its ability to protect its intellectual property rights. BBMF relies on a combination of copyright, trade secret laws as well as non-disclosure and confidentiality agreement with its officers, employees and third parties to protect and limit access to and distribution of BBMF's intellectual property. These legal protection offers only limited protection and litigation may be necessary to enforce or protect such intellectual property rights of BBMF, which could result in substantial costs and diversion of BBMF's resources. Third parties, including competitors of BBMF, may infringe upon the intellectual property rights of BBMF and there is no assurance that under current Chinese laws and regulations that BBMF can successfully enforce its rights. Even if BBMF has undertaken all precautionary steps, infringement of its intellectual property rights may still occur. Infringement of its intellectual property rights may adversely affect the business and results of BBMF.

     In addition, BBMF regards its copyright, services marks, trademarks and similar intellectual property rights as critical to its success. If BBMF is unable to protect these rights in the PRC market in which it operates, it will have a material adverse effect on its performance and its operating results. Unauthorized users may infringe upon BBMF's intellectual property rights and may compete with BBMF in similar markets. BBMF has registered its software products with the National Copyright Bureau of the PRC. However, there is no assurance that the relevant law enforcement agencies will be able to prohibit, punish and deter the occurrence of trademark, patent and copyright infringements of BBMF's software products in the PRC. Potential investors should also be aware that infringement of intellectual property rights by way of sales of counterfeit goods occurs in the PRC as well as in other countries, there will always be a market for counterfeit products given the price difference between counterfeit goods and the original. BBMF believes that total eradication of intellectual property infringement in the PRC is unlikely within a short period of time. BBMF's profitability may be adversely affected if its intellectual property rights are infringed.


Proprietary Technology

     There can be no assurance that the legal protections afforded to, or the precautions taken by, BBMF or its third-party licensors will be adequate to prevent misappropriation of their respective proprietary rights. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior technologies, products or professional services. Any infringement or misappropriation of BBMF's proprietary rights, or those of its third-party licensors, could have a material adverse effect on BBMF's business, financial condition and results of operations.

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     In the future, litigation may be necessary to enforce and protect BBMF's trade secrets, copyrights and other intellectual property or proprietary rights. BBMF may also be subject to litigation to defend against claimed infringement of, or to determine the scope and validity of, the intellectual property or proprietary rights of others. In the event of litigation involving the use of technology by BBMF, BBMF could be required to expend significant resources to develop non-infringing technology or to obtain licenses to technology involved in litigation. There can be no assurance that BBMF would be successful in such development or that any such licenses would be available on commercially reasonable terms, if at all.

     Although BBMF is not aware that its products, trademarks or other proprietary rights infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against BBMF and that such claims will not have a material adverse effect on BBMF's business, financial condition and results of operations. Any litigation involving the use of technology by BBMF could result in substantial cost to BBMF and divert management's attention from BBMF's operations, either of which could have a material adverse effect on BBMF's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of BBMF's proprietary rights, subject BBMF to significant liabilities, require BBMF to seek licenses from third parties or prevent BBMF from selling its products, any one of which could have a material adverse effect on BBMF's business, financial condition and results of operations.


(D)  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 1, 2004, ECWC outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by ECWC to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown. On the Closing Date, there were 20,268,668 shares of common stock issued and outstanding.

                                                            Number of Shares         % of
Name                                                        Beneficially Held    Shares Owned
---------------------------------------------------------------------------------------------
BBMF Shareholder                                                20,000,000          98.67%
Outer Space Investment Limited(1)                                3,961,740          19.55%
New Light Trading Limited(2)                                     3,961,740          19.55%
Dorfield Investments Limited(3)                                  3,701,815          18.26%
Digital Heaven Group Limited(4)                                  3,701,815          18.26%
Yih Hann Lian(5)                                                 7,663,555          37.81%
Antony Ren Haw Ip(6)                                             7,663,555          37.81%
Michael F. Manion                                                        0              0%
All directors and executive officers as a group                 15,327,110          75.62%

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     1.   Outer Space Investment Limited owns 19.81% of the outstanding and issued shares in the BBMF Shareholder.
     2. New Light Trading Limited owns 19.81% of the outstanding and issued shares in the BBMF Shareholder.
     3. Dorfield Investments Limited owns 18.51% of the outstanding and issued shares in the BBMF Shareholder.
     4. Digital Heaven Group Limited owns 18.51% of the outstanding and issued shares in the BBMF Shareholder.
     5. Mr. Lian effectively controls both New Light Trading Limited and Digital Heaven Group Limited, thereby an aggregate of 37.81% of the shares being held by those two companies in the BBMF Shareholder are imputed to Mr. Lian.
     6. Mr. Ip effectively controls both Outer Space Investment Limited and Dorfield Investments Limited, thereby an aggregate of 37.81% of the shares being held by those two companies in the BBMF Shareholder are imputed to Mr. Ip.


(E)  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

ANTONY REN HAW IP, 25 (CO-FOUNDER, CO-CHAIRMAN AND PRESIDENT)

     Mr. Ip is the Co-Founder, Co-Chairman, and President of BBMF. He is responsible for overall strategic direction of the company. Mr. Ip has held this position since May 2002.

     Mr. Ip is one of the youngest technology entrepreneurs in Asia; having been in the technology industry in Asia since he was 17 when he first started out with Chinadotcom as one of the first 6 employees, and started his first company Outblaze in 1998 at age 19. Mr. Ip joined Chinadotcom in January 1996 at the infancy of the internet industry in Asia. Mr. Ip worked 2-1/2 years at Chinadotcom in different groups within the company.

     In the spring of 1998, Mr. Ip left the company to cofound his first startup Outblaze, an outsourced email company. Outblaze became the first celebrity internet company in Asia, the first startup to raise institutional funding when it raised its first round in spring of 1999 announcing the start of the technology boom in Asia. PCCW subsequently paid US$40M for a substantial percentage ownership of the company.

     In May 1999, Mr. Ip left Outblaze to cofound Myrice, a China portal where he served as CEO. Mr. Ip led its strategic direction of acquiring undervalued assets of vertically focused web sites which proved to be its foundation for rising to be the 6th largest web site in China at the time of its acquisition by LycosAsia in 2001. Myrice raised over US$7 million in funding and was acquired by LycosAsia for over US$12 million in cash.

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
YIH HANN LIAN, 35 (CO-FOUNDER, CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER)

     Mr. Lian is the Co-Founder, Co-Chairman, and CEO of BBMF. He is responsible for overall day to day responsibilities and execution of our business model. Mr. Lian has held this position since May 2002. Mr. Lian is a successful technology entrepreneur having previously founded in 2000 and sold his wireless infrastructure company, Inphomatch Asia in January 2002 to Hycomm Wireless, a Hong Kong listed company for US$3 million. Inphomatch Asia enabled inter-carrier SMS, and was the Asian company of Inphomatch USA, www.inphomatch.com, a company backed by Draper Fisher Jurvetson and which delivers 1 billion SMS messages

     At Inphomatch Asia, Mr. Lian built a telecom team of more than 20 engineers and successfully signed up KGT and other telcos in Taiwan to become part of the Inphomatch global network. Mr. Lian was also an early seed investor into Inphomatch USA and remains a shareholder.

     Prior to founding Inphomatch, Mr. Lian was an investment manager at Nomura Jafco and was responsible for private equity investments totaling US$38 million specifically in the Greater China region. Mr. Lian was based out of Hong Kong but traveled extensively across China. Prior to his position at Nomura Jafco, Mr. Lian worked at Nippon Steel stationed in Japan. Mr. Lian is fluent in five languages, Japanese, Cantonese, Mandarin, Fujianese, and English.


ANNY LIAN, 34 (CHIEF FINANCIAL OFFICER)

     Ms. Lian is the Chief Financial Officer and is responsible for all administrative and financial control related to BBMF. Ms. Lian has a wealth of experience in corporate finance and advisory. Ms. Lian has worked for over 9 years in investment banking and project finance.

     Ms. Lian has an M.B.A. from Dominican University in California and B.A. in Economics from University of International Business and Economics in Beijing, China.

     Prior to joining BBMF, Ms. Lian held positions at:
     -    Corporate Finance & Advisory, Standard Chartered Bank
     -    Corporate Finance - Telecom, Media & Technology, JPMorgan Securities
     -    Project and Corporate Finance, Bechtel Enterprises

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
OTTO FUNG, 31 (DIRECTOR OF TECHNOLOGY)

     Mr. Fung is the Director of Technology and oversees all production and development efforts for our mobile game development in BBMF. Mr. Fung, has more than 10 years experience in software development and IT industry. Prior to joining BBMF, he was involved in numerous software development and IT projects since 1994. Mr. Fung founded Picktips.com (Hong Kong) Limited in 2000, a company focused in building next generation wireless software for PDA. Picktips.com was sold to Viztel, a Malaysian company, in 2002.

     Prior to Picktips.com, Mr. Fung was the Director for POPstar Communications
(Asia) Limited, a wholly-owned subsidiary of POPStar Communications, Inc. based in Canada (NASDAQ: POPS). Mr. Fung was involved in the setup of POPStar Asia VoIP/FoIP services clearinghouse network. Before joining POPStar, Mr. Fung worked for Hong Kong Star Internet Limited, a major ISP in Hong Kong, as their IT architect for corporate service and the company was acquired by Hong Kong Telecom Netvigator in 1998.

     Prior to Hong Kong Star Internet, Mr. Fung ran his own ISP business in Hong Kong for 3 years. Mr. Fung was the first CTO for China Internet Corporation, which is now Chinadotcom, in 1995.


MICHAEL WAN, 43 (TREASURER)

     Mr. Wan is the Treasurer at BBMF. He oversees all corporate finance related activities. Mr. Wan has almost 20 years of finance and banking experience and has held senior positions at numerous financial institutions including:

     -    Managing Director, Bayerische Hypo - Und Vereinsbank AG

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
     -    Head of Global Corporates/Technology/Vice President, ABN AMRO
     -    Deputy General Manager, Tokai Bank
     -    Head of Southeast Asia, Bankers Trust
     -    Director, Citicorp Investment Bank
     -    as well as positions at Standard Chartered Bank, BNP and KPMG

     Mr. Wan brings substantial financial and organizational experience to BBMF and is able to plan out the expansion of its operations in Greater China.


KEVIN PAK, 25, (HEAD GAME DESIGNER)

     Mr. Pak is the Head Game Designer and oversees all game design from conceptual to final release at BBMF. Mr. Pak has a wealth of gaming experience, even reaching to become the #16th ranked player world wide for Starcraft in its first season. Mr. Pak has experience with numerous gaming platforms and genres including:

     NES, Sega Master System, PC Engine, Game Boy, SNES, Sega Genesis, Neo Geo, N64, PS1, PS2, Xbox, GameCube, GBA

     Mr. Pak is a graduate of Carnegie Mellon University, B.S. in Information Systems


ALBERT LIN, 34, (SENIOR MANAGER)

     Mr. Lin is a Senior Manager with BBMF and the first consultant hired to assist the President and CEO in handling BBMF's initial business development efforts in Korea. Mr. Lin has been instrumental in the success of BBMF handling business development, investor relations, setup and operations.

     Prior to BBMF, Mr. Lin handled network support for BHP, Australia and graduated from Monash University with a B.A. Bachelor of Computing in Information Systems.


TOMMY CHAN, 33 (HEAD OF MOBILE NETWORKING GROUP)

     Mr. Chan is the Head of the Mobile Networking Group, which covers developments in SMS/WAP/JAVA Networking. This group builds out all multiplayer games that utilize different platforms and allows for games to work across multi platforms at the same time. Mr. Chan is the former CTO of Trilion Service Limited, a company focused on HR ERP solutions, Senior Software Developer, Picktips (HK) Limited, Software Developer at Outblaze Limited.

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
     Mr. Chan has both a Masters in Philosophy and Bachelor of Science from the University of Hong Kong.


ITEM 5. OTHER EVENTS.

On April 9, 2004, ECWC changed its name from eChex Worldwide Corp. to BBMF Corporation. The change was effected pursuant to Title 7, Chapter 92A of the Nevada Revised Statutes ("NRS") by the merger of a wholly owned subsidiary into ECWC. ECWC was the surviving corporation and, pursuant to the merger, its name was changed to BBMF Corporation. ECWC's common stock now trades on the OTCBB of NASDAQ under the symbol "BBMF" and has been assigned the CUSIP number 0552 9L 10 4.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     It is currently impracticable for ECWC to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, ECWC will file such financial statements as soon as they are available, and in no event later than 60 DAYS FROM THE DATE OF THE 8-K FILING.

     (b)  Pro Forma Financial Information.

     It is currently impracticable for ECWC to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, ECWC will file such financial statements as soon as they are available, and in no event later than 60 DAYS FROM THE DATE OF THE 8-K FILING.

     (c)  Exhibits.

          1.1 Agreement and Plan of Reorganization dated APRIL 1, 2004, among ECWC, BBMF, the BBMF Shareholder and the ECWC Subscribers.

          1.2 Resignation letters from the directors of ECWC, effective on the Closing Date.

          1.3 Certificate of Merger merging a wholly owned subsidiary into ECWC pursuant to Title 7, Chapter 92A of the NRS.

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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ECHEX WORLDWIDE CORP.



Date: APRIL 15, 2004                        By: /s/ MICHAEL F. MANION
                                                --------------------------------
                                                MICHAEL F. MANION
                                                PRESIDENT

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